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EXHIBIT 99.1

For more information, contact:

Rob Bateman, Chief Financial Officer
Applied Microsystems Corporation
(425) 883-1606
rob.bateman@amc.com

              APPLIED MICROSYSTEMS RECEIVES NASDAQ DELISTING NOTICE

      REDMOND, WASH. -- DECEMBER 30, 2002 -- Applied Microsystems Corporation (NASDAQ: APMC) today reported that it received a Nasdaq Staff Determination on December 23, 2002 indicating that the Company fails to comply with the minimum stockholders' equity requirement, minimum bid price, and market value of public float requirements for continued listing set forth in Nasdaq Marketplace Rules. Applied does not intend to appeal the delisting notice; therefore, the Company's securities are expected to be delisted from the Nasdaq SmallCap Market at the opening of business on January 3, 2003.

      On December 16, 2002, the Company announced that its board of directors had unanimously decided to recommend to shareholders that the Company be liquidated. Applied plans to prepare a proxy statement as soon as practicable that will provide additional information and will submit a plan of liquidation and dissolution to its shareholders for approval.

      The company can be reached at P.O. Box 97002, Redmond, Wash. 98073-9702; by phone at 425-883-1606; or by e-mail at info@amc.com. Visit Applied on the Web at www.amc.com.

      Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated or stated or implied by such forward-looking statements. These factors include, without limitation, the Company's assessment - based on information received from Nasdaq - that its securities will be delisted as noted in the release, the Company's ability to implement the plan of liquidation and dissolution in a timely manner and obtain shareholder approval for such liquidation, and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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